Beckstead and Watts, LLP
Certified Public Accountants
                                                       3340 Wynn Road, Suite B
                                                           Las Vegas, NV 89102
                                                              702.257.1984 tel
                                                              702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 16, 2004 accompanying the financials statements of Zannwell, Inc. (formerly USA Telcom Internationale) on Form 10-KSB for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Zannwell, Inc. (formerly USA Telcom Internationale) on Form S-8.

Signed,

/s/ Beckstead and Watts, LLP

December 7, 2004